Exhibit 99.1

Vestin Realty Mortgage I, Inc.
Reports Results for the One-Month and Ten Months ended April 30, 2006

LAS VEGAS - June 29, 2006 - Vestin Realty Mortgage I, Inc. (Nasdaq: VRTA) a real estate investment trust (REIT), today announced results of operations for the one-month and ten months ended April 30, 2006. Vestin Realty Mortgage I, Inc. (“the Company”) was organized in January 2006 as a Maryland corporation for the sole purpose of effecting a merger with Vestin Fund I, LLC. At the opening of business on May 1, 2006, Vestin Fund I, LLC (“Fund I”), which had a June 30 fiscal year, merged into Vestin Realty Mortgage I, Inc. which has a December 31 fiscal year. As a result of this merger, a 10-K for the ten months ended April 30, 2006 has been filed with the SEC. The members of Fund I received one share of Vestin Realty Mortgage I, Inc.’s common stock for each membership unit they owned in Fund I. The Company commenced trading on June 1, 2006 on the Nasdaq National Market as VRTA. The following information relates to Vestin Realty Mortgage I, Inc. as the successor to Fund I.

For the one-month ended April 30, 2006, revenues were $0.4 million. Net income for the one-month ended April 30, 2006 was $0.3 million or $0.04 per weighted average membership unit.

Revenues for the ten months ended April 30, 2006 were $5.2 million. Net income for the ten months ended April 30, 2006 was $1.1 million or $0.14 per weighted average membership unit.

In commenting on the ten months ended April 30, 2006, Mike Shustek, Chief Executive Officer stated, “The results of operations for the ten months ended April 30, 2006 were adversely impacted by an additional non-cash loan loss provision of $3.0 million, or $0.44 per share, that we recorded related to the Rightstar loan. The Company owns a $9.3 million principal portion of an aggregate total $32.3 million first mortgage, secured by 4 cemeteries and 8 mortuaries owned by Rightstar International in Hawaii. The Company’s net book value of the Rightstar loan, net of loan loss provisions, is $4.5 million. Rightstar is currently being operated by a court appointed receiver and we have filed litigation against the State of Hawaii to allow the foreclosure to be completed. We do not anticipate any further losses related to the Rightstar loan.

“Also, in anticipation of the merger into Vestin Realty Mortgage I, Inc., Fund I paid in April 2006 the distribution that would have normally been paid in May 2006. This resulted in eleven cash distributions being paid in the ten months ended April 30, 2006, which had a downward effect of approximately $0.05 per unit on our equity. Member’s (now shareholders) equity at April 30, 2006 was $62.2 million or $9.06 per share. Going forward, Vestin Realty Mortgage I, Inc. intends to declare dividends on a quarterly basis, about 30 days following the end of each calendar quarter.”

Mr. Shustek added, “The Rightstar loan is our only loan in default. We were pleased to resolve the Mid-State Raceway (Vernon Downs) foreclosure without any loss to the Company on May 1, 2006. We also anticipate disposing of our last remaining parcel of real estate held for sale in the near future.”

About Vestin Realty Mortgage I, Inc.

Vestin Realty Mortgage I, Inc. is a real estate investment trust (“REIT”) that invests in short term secured loans to commercial borrowers. As of April 30, 2006, the company had assets of over $63 million. Vestin Realty Mortgage I, Inc. is managed by Vestin Mortgage, Inc., which is a subsidiary of Vestin Group, Inc., a well-known asset management, real estate lending and financial service company. Since 1995, Vestin Mortgage Inc.’s mortgage activities have facilitated more than $1.8 billion in lending transactions.

Forward-Looking Statements

Certain information discussed in this press release may constitute forward-looking statements within the Private Securities Litigation Reform Act of 1995 and the federal securities laws. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions at the time made, it can give no assurance that its expectations will be achieved. Readers are cautioned not to place undue reliance on these forward-looking statements. Forward-looking statements are inherently subject to unpredictable and unanticipated risks, trends and uncertainties, such as the Company’s inability to accurately forecast its operating results; the Company’s potential inability to achieve profitability or generate positive cash flow; the availability of financing; defaults on outstanding loans; unexpected difficulties encountered in pursuing our remedies if a loan is in default; a decline in the value of collateral securing our loans and other risks associated with the Company’s business. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

VESTIN REALTY MORTGAGE I, INC. FINANCIAL RESULTS

VESTIN REALTY MORTGAGE I, INC.
(SUCCESSOR TO VESTIN FUND I, LLC)

BALANCE SHEETS

ASSETS

	April 30, 2006	June 30, 2005

Cash	$10,732,000	$2,862,000
Certificates of deposit	300,000	300,000
Interest and other receivables	953,000	682,000
Note receivable, net of allowance of $729,000 at April 30, 2006 and $747,000 at June 30, 2005	291,000	119,000
Real estate held for sale	2,497,000	7,757,000
Real estate held for sale - seller financed	8,797,000	10,374,000
Investment in real estate loans, net of allowance for loan losses of $4,801,000 at April 30, 2006 and $1,896,000 at June 30, 2005	39,975,000	54,878,000
Assets under secured borrowings	--	11,391,000

Total assets	$63,545,000	$88,363,000

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities
Accounts payable and accrued liabilities	$362,000	$443,000
Due to Fund Manager	37,000	922,000
Due to Vestin Group	--	2,000
Due to Vestin Fund II	--	1,560,000
Due to Vestin Fund III	--	6,000
Secured borrowings	--	11,391,000
Deposit liability	916,000	768,000
Total liabilities	1,315,000	15,092,000

Stockholders' equity
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued	--	--
Common stock, $0.0001 par value; 25,000,000 shares authorized; 6,868,740 shares issued at April 30, 2006	1,000	--
Capital in excess of par	62,229,000	--
Members equity - Authorized 10,000,000 units at $10 per unit, 7,686,323 members units issued and outstanding at June 30, 2005	--	73,271,000
Total equity	62,230,000	73,271,000

Total liabilities and stockholders' equity	$63,545,000	$88,363,000

VESTIN REALTY MORTGAGE I, INC.
(SUCCESSOR TO VESTIN FUND I, LLC)
STATEMENTS OF OPERATIONS

	FOR THE TEN MONTH TRANSITION PERIOD ENDED	FOR THE NINE MONTH TRANSITION PERIOD ENDED	FOR THE YEAR END
	April 30, 2006	June 30, 2005	September 30, 2004	September 30, 2003

Revenues
Interest income from investment in real estate loans	$4,144,000	$4,303,000	$7,519,000	$9,194,000
Gain on sale of real estate held for sale	521,000	1,072,000	-	-
Gain on sale marketable securities	47,000	-	-	-
Revenue related to the sale of real estate	-	-	4,667,000	-
Other income	472,000	694,000	480,000	1,171,000
Total revenues	5,184,000	6,069,000	12,666,000	10,365,000

Operating expenses
Management fees-related party	230,000	201,000	255,000	253,000
Provision for loan loss	3,000,000	1,296,000	100,000	400,000
Interest expense	176,000	408,000	1,789,000	1,121,000
Loss on sale of real estate held for sale	-	400,000	463,000	-
Write down on real estate held for sale	-	1,271,000	535,000	3,383,000
Write off of deferred bond offering costs	-	-	-	204,000
Expenses related to real estate held for sale	220,000	708,000	597,000	467,000
Professional Fees	310,000	411,000	225,000	190,000
Professional fees - related parties	167,000	83,000	5,000	5,000
Other	31,000	163,000	130,000	31,000
Total operating expenses	4,134,000	4,941,000	4,099,000	6,054,000

NET INCOME	$1,050,000	$1,128,000	$8,567,000	$4,311,000

Net income allocated to members	$1,050,000	$1,128,000	$8,567,000	$4,311,000

Net income allocated to members per weighted average membership units	$0.14	$0.14	$1.03	$0.45

Weighted average membership units	7,369,224	7,919,354	8,339,404	9,668,310

CONTACT:

Steve Stern
Stern and Company
702-734-3388
steve@sdsternpr.com

OR     Vestin Realty Mortgage I, Inc.
John Alderfer 702-227-0965

Source: Vestin Realty Mortgage I, Inc.